LOAN AGREEMENT

This Loan Agreement, dated as of October 28, 2019 (this “Agreement”), is entered into by and between H-CYTE Inc., a Nevada corporation (the “Company”) and Horne Management, LLC, a Florida limited liability company (“Lender”).

RECITALS

WHEREAS, the Company believes that it is in the best interest of the Company to obtain a short-term loan; and

WHEREAS, Lender is willing and able to provide the Company with a short-term loan;

NOW THEREFORE, BE IT RESOLVED, that Lender shall provide to the Company a short-term loan in the principal amount of $150,000, evidenced by the Promissory Note (the “Note”) attached hereto as Exhibit A and subject to the provisions as set forth in this Loan Agreement.

AGREEMENT

In consideration of the foregoing, and the representations, warranties and conditions set forth below, the parties hereto, intending to be legally bound, hereby agree as follows:

1. The Note.

(a) Issuance of the Note. Subject to all of the terms and conditions hereof, the Company agrees to issue and sell to Lender a Note in the principal amount of $150,000 (the “Principal Amount”), which shall have a maturity date of April 28, 2020 (the “Maturity Date”) and accrue interest at the rate of twelve percent (12%) per annum (the “Interest Rate”).

(b) Interest Rate Increase. If the Company does not pay the Principal Amount and any and all accrued but unpaid interest by the Maturity Date, then the Interest Rate shall increase from 12% to 15% from the Maturity Date onwards.

(c) Warrant. If the Company does not pay the Principal Amount and any and all accrued but unpaid interest by December 28, 2019, the sixtieth day after the Issuance Date (as defined in the Note), then the Company shall issue to Lender a three-year warrant to purchase 171,429 shares of the Company’s common stock at a purchase price of $0.75 per share.

2. Representations and Warranties of the Company. The Company represents and warrants to Lender that:

(a) Due Incorporation, Qualification, etc. The Company (i) is a corporation duly organized, validly existing and in good standing under the laws of the State of Nevada; (ii) has the power and authority to own, lease and operate its properties and carry on its business as now conducted or as currently contemplated to be conducted; and (iii) is duly qualified, licensed to do business and in good standing as a foreign limited liability company in each jurisdiction where the failure to be so qualified or licensed could reasonably be expected to have a material adverse effect on the Company.

(b) Authority. The execution, delivery and performance by the Company of this Agreement and the Note (the “Transaction Documents”) to be executed by the Company (i) are within the power of the Company and (ii) have been duly authorized by all necessary actions on the part of the Company, as required.

(c) Enforceability. Each Transaction Document executed, or to be executed, by the Company has been, or will be, duly executed and delivered by the Company and constitutes, or will constitute, a legal, valid and binding obligation of the Company, enforceable against the Company in accordance with its terms, except as limited by bankruptcy, insolvency or other laws of general application relating to or affecting the enforcement of creditors’ rights generally and general principles of equity.

(d) Non-Contravention. The execution and delivery by the Company of the Transaction Documents executed by the Company and the performance and consummation of the transactions contemplated thereby do not and will not (i) violate the Company’s Articles of Organization or By-laws (as of the date of this Agreement, the “Charter Documents”) or any judgment, order, writ, decree, statute, rule or regulation applicable to the Company; (ii) violate any provision of, or result in the breach or the acceleration of, or entitle any other any Person to accelerate (whether after the giving of notice or lapse of time or both), any material mortgage, indenture, agreement, instrument or contract to which the Company is a party or by which it is bound; or (iii) result in the creation or imposition of any Lien upon any property, asset or revenue of the Company (other than any Lien arising under the Transaction Documents) or the suspension, revocation, impairment, forfeiture, or nonrenewal of any material permit, license, authorization or approval applicable to the Company, its business or operations, or any of its assets or properties. For the purposes of this Agreement, “Person” shall mean any individual, entity or group (within the meaning of Section 13(d)(3) or 14(d)(2) of the Exchange Act of 1934, as amended (the “Exchange Act”). For purposes of this Agreement, “Lien” shall mean any lien, pledge, charge, claim, mortgage, restriction on transfer, security interest or other encumbrance of any sort.

(e) Approvals. No consent, approval, order or authorization of, or registration, declaration or filing with, any governmental authority or other Person (including, without limitation, the shareholders, interest holders, managers, directors or other representatives or agents of any Person) is required in connection with the execution and delivery of the Transaction Documents executed by the Company and the performance and consummation of the transactions contemplated thereby, other than such as have been obtained and remain in full force and effect and other than such qualifications or filings under applicable securities laws as may be required in connection with the transactions contemplated by this Agreement.

(f) No Violation or Default. The Company is not in violation of or in default in any material respect with respect to (i) its Charter Documents or any judgment, order, writ, decree, statute, rule or regulation applicable to such Person; or (ii) any mortgage, indenture, agreement, instrument or contract to which such Person is a party or by which it is bound (nor is there any waiver in effect which, if not in effect, would result in such a violation or default).

(g) Litigation. To the Knowledge of the Company, no actions (including, without limitation, derivative actions), suits, proceedings or investigations are pending or threatened against the Company at law or in equity in any court or before any other governmental authority that (i) if adversely determined would (alone or in the aggregate) result in a material liability or (ii) seek to enjoin, either directly or indirectly, the execution, delivery or performance by the Company of the Transaction Documents or the transactions contemplated thereby. For purposes of this Agreement, “Knowledge” shall mean, with respect to the Company, the actual knowledge of its officers and board members, after due and diligent inquiry.

(h) Title. The Company owns and has good and marketable title in fee simple absolute to, or a valid leasehold interest in, all real properties and good title to other material assets and material properties owned or leased by the Company as of the date hereof and set forth on Schedule 2(h) attached hereto. Such assets and properties are subject to no Lien other than any Lien arising or permitted under the Transaction Documents.

(i) Indebtedness. The Company has no Indebtedness that is not reflected in the Company’s filings with the Securities and Exchange Commission. For purposes of this Agreement, “Indebtedness” shall mean all liabilities and obligations, including any applicable penalties (including with respect to any prepayment thereof), interest and premiums, without duplication, (a) for borrowed money; (b) evidenced by notes, bonds, debentures, letters of credit or similar instruments; (c) for the deferred purchase price of goods or services (other than trade payables or accruals incurred in the ordinary course of business); or (d) under capital leases.

(j) Accuracy of Information Furnished. None of the representations and warranties made in this Agreement and none of the statements made in the Transaction Documents or in the other certificates, statements, schedules, exhibits or other documents furnished to Lender by or on behalf of the Company in connection with the Transaction Documents or the transactions contemplated thereby contains or will contain any untrue statement of a material fact or omits or will omit to state a material fact necessary to make the statements therein, in light of the circumstances under which they were made, not misleading.

(k) Compliance with Laws. The Company and all assets and properties of the Company have materially complied with, are not in material violation of, and have not received any notices of violation with respect to, any foreign, federal, state or local statute, law or regulation.

3. Representations and Warranties of Lender. Lender represents and warrants to the Company upon the acquisition of the Note as follows:

(a) Binding Obligation. Lender has full legal capacity, power and authority to execute and deliver this Agreement and to perform its obligations hereunder. This Agreement and the Transaction Documents constitute valid and binding obligations of Lender, enforceable in accordance with their terms, except as limited by bankruptcy, insolvency or other laws of general application relating to or affecting the enforcement of creditors’ rights generally and general principles of equity.

(b) Accredited Investor. Lender is an “accredited investor” as defined under Rule 501(a) of the Securities Act of 1933, as amended.

4. Conditions to Closing of Lender. Lender’s obligations pursuant to this Agreement are subject to the fulfillment, to the reasonable satisfaction of Lender, on or prior to the Closing Date, of all of the following conditions, any of which may be waived in whole or in part by Lender:

(a) Representations and Warranties. The representations and warranties made by the Company in Section 2 hereof shall have been true and correct when made, and shall be true and correct on the Closing Date.

(b) Consents. The Company shall have received all consents and approvals and any applicable waivers of any and all rights necessary for the execution by the Company of this Agreement and the Transaction Documents.

(c) Governmental Approvals and Filings. The Company shall have obtained all governmental approvals required in connection with the lawful sale and issuance of the Note.

(d) Legal Requirements. At the Closing, the sale and issuance by the Company and the purchase by Lender, of the Note shall be legally permitted by all laws and regulations to which Lender or the Company are subject.

(e) Proceedings and Documents. All corporate and other proceedings in connection with the transactions contemplated at the Closing and all documents and instruments incident to such transactions shall be reasonably satisfactory in substance and form to Lender.

(f) Transaction Documents. The Company shall have duly executed and delivered, or shall have caused to be executed and delivered, to Lender the following Transaction Documents:

(i) This Agreement (on the Initial Closing Date);

(ii) The Note;

(iii) Any other documents any Lender may reasonably request.

5. Conditions to Obligations of the Company. The Company’s obligation to issue the Note is subject to the fulfillment, on or prior to the Closing Date, of the following conditions, any of which may be waived in whole or in part by the Company:

(a) Representations and Warranties. The representations and warranties made by Lender in Section 3 hereof shall be true and correct when made, and shall be true and correct on the Closing Date.

6. Miscellaneous.

(a) Waivers and Amendments. Any provision of this Agreement may be amended, waived or modified only upon the written consent of the Company and Lender.

(b) Governing Law; Venue. This Agreement and all actions arising out of or in connection with this Agreement shall be governed by and construed in accordance with the laws of the State of Florida, without giving effect to the conflicts of laws principles thereof. The parties hereby submit to the exclusive jurisdiction of the courts of the State of Florida and the federal courts of the United States located in Tampa, Florida.

(c) Survival. The representations, warranties, covenants and agreements made herein and in the Transaction Documents shall survive the execution and delivery of this Agreement.

(d) Successors and Assigns. The rights and obligations of the Company and Lender shall be binding upon and benefit the successors, assigns, heirs, administrators and transferees of the parties except that the Company shall not assign any of its rights hereunder without the express written consent of Lender.

(e) Registration, Transfer and Replacement of the Note. The Note shall be registered on the books and records of the Company. The Company will keep, at its principal executive office, books for the registration and registration of transfer of the Note. Prior to presentation of the Note, as the case may be, for registration of transfer, the Company shall treat the Person in whose name a given Note is registered as the owner and holder of the Note for all purposes whatsoever, whether or not the Note shall be overdue, and the Company shall not be affected by notice to the contrary. Subject to any restrictions on or conditions to transfer set forth in the Note, Lender, at its option, may in person or by duly authorized attorney surrender the same for exchange at the Company’s chief executive office, and promptly thereafter and at the Company’s expense, except as provided below, receive in exchange therefor one or more new Note(s), and with respect to the a given Note, each in the principal requested by Lender, dated the date to which interest shall have been paid on the Note so surrendered or, if no interest shall have yet been so paid, dated the date of the Note so surrendered and registered in the name of such Person or Persons as shall have been designated in writing by such holder or its attorney for the same principal amount as the then unpaid principal amount of the Note so surrendered. Upon receipt by the Company of evidence reasonably satisfactory to it of the ownership of and the loss, theft, destruction or mutilation of the Note and (a) in the case of loss, theft or destruction, of indemnity reasonably satisfactory to it; or (b) in the case of mutilation, upon surrender thereof, the Company, at its expense, will execute and deliver in lieu thereof a new Note executed in the same manner as the Note being replaced, with the Note in the same principal amount as the unpaid principal amount of the Note and dated the date to which interest shall have been paid on the Note or, if no interest shall have yet been so paid, dated the date of the Note.

(f) Assignment. The rights, interests or obligations hereunder may not be assigned, by operation of law or otherwise, in whole or in part, by the Company without the prior written consent of Lender. The rights, interests or obligations hereunder may be assigned by operation of law or otherwise, in whole or in part, by Lender.

(g) Entire Agreement. This Agreement together with the other Transaction Documents constitute and contain the entire agreement among the Company and Lender and supersede any and all prior agreements, negotiations, correspondence, understandings and communications among the parties, whether written or oral, respecting the subject matter hereof.

(h) Notices. All notices, requests, demands, consents, instructions or other communications required or permitted hereunder shall in writing and faxed, mailed, emailed or delivered to each party as follows:

If to the Company:

H-CYTE, Inc.

201 E. Kennedy Blvd.

Suite 700

Tampa, Florida 33602

If to Lender:

Horne Management, LLC

612 SE 5th Avenue

Suite 6

Fort Lauderdale, FL 33301

Attention: William E. Horne

(i) Expenses. All expenses incurred in connection with this Agreement and the other Transaction Documents shall be the obligation of the party incurring such fees and.

(j) Severability of this Agreement. If any provision of this Agreement shall be judicially determined to be invalid, illegal or unenforceable, the validity, legality and enforceability of the remaining provisions shall not in any way be affected or impaired thereby.

(k) Counterparts. This Agreement may be executed in any number of counterparts, each of which shall be enforceable against the parties actually executing such counterparts, and all of which together shall constitute one instrument. A facsimile, telecopy, ..pdf scan or other reproduction of this Agreement may be executed by one or more parties hereto and delivered by such party by facsimile or any similar electronic transmission device pursuant to which the signature of or on behalf of such party can be seen. Such execution and delivery shall be considered valid, binding and effective for all purposes.

(Signature Page Follows)

The parties have caused this Agreement to be duly executed and delivered by their proper and duly authorized officers as of the date and year first written above.

H-CYTE, INC.

By:
Name:
Title:

HORNE MANAGEMENT, LLC

By:
Name:	William E. Horne
Title:	Manager

EXHIBIT A